Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-192932) and the Registration Statements on Form S-8 (Nos. 333-188168 and 333-137143) of Hanesbrands Inc. of our report dated February 6, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina
February 6, 2015